                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption  "Experts"
and to the use of our report  dated  February  14, 2003 in the S-4  Registration
Statement of Empire Resorts,  Inc. (formerly Alpha Hospitality  Corporation) for the registration of 17,016,746 shares of its common stock.

                                             /s/ Friedman Alpren & Green LLP

New York, New York
September 25, 2003